As filed with the Securities and Exchange Commission on July 29, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

IDEX CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	36-3555336
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1925 W. Field Court Lake Forest, Illinois	60045
(Address of Principal Executive Offices)	(Zip Code)

Second Amended and Restated IDEX Corporation Incentive Award Plan

(Full title of the plan)

Frank J. Notaro Senior Vice President, General Counsel and Secretary IDEX Corporation 1925 W. Field Court Lake Forest, IL 60045 (847) 498-7070	Copy to: Christopher D. Lueking Latham & Watkins 330 N. Wabash Avenue, Suite 2800 Chicago, IL 60611 (312) 876-7700 (312) 993-9767 (fax)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share (“Shares”)	5,000,000	$73.49	$367,450,000.00	$42,697.69

(1)

This Registration Statement registers 5,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) of IDEX Corporation (the “Company”) pursuant to the Second Amended and Restated IDEX Corporation Incentive Award Plan (the “Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Company’s Common Stock that may become issuable under the Plan by reason of any substitutions or adjustments to shares to account for any change in corporate capitalization, such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination or exchange of shares of Common Stock, dividend in kind, or other like change in capital structure.

(2)

Pursuant to Rules 457(c) and 457(h) of the Securities Act, the Proposed Maximum Offering Price is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low market prices for the Common Stock reported on the New York Stock Exchange (the “NYSE”) on July 27, 2015 ($73.49).

EXPLANATORY NOTE

This Registration Statement registers 5,000,000 shares of Common Stock of the Company pursuant to the Plan, which shares are in addition to the 3,500,000 shares of Common Stock which were registered under the Plan on a registration statement on Form S-8 (File No. 333-166981) filed with the Securities and Exchange Commission (the “Commission”) on May 20, 2010 (the “2010 Form S-8”), the 3,650,000 shares of Common Stock which were registered under the Plan on a registration statement on Form S-8 (File No. 333-150142) filed with the Securities and Exchange Commission (the “Commission”) on April 8, 2008 (the “2008 Form S-8”), and the 2,300,000 shares of Common Stock which were registered under the Plan on a registration statement on Form S-8 (File No. 333-123558) filed with the Commission on March 24, 2005 (the “2005 Form S-8”, and together with the 2010 Form S-8 and the 2008 Form S-8, the “Prior Form S-8s”). This Registration Statement relates to securities of the same class as that to which the Prior Form S-8s relate and is submitted in accordance with General Instruction E of Form S-8 regarding registration of additional securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Form S-8s are incorporated into this Registration Statement by reference, except as otherwise provided herein. Additionally, pursuant to a three-for-two stock split of the Company’s Common Stock effected in May 2007 and in accordance with footnote no. 1 to the 2005 Form S-8, the number of registered shares under the 2005 Form S-8 was increased to 3,450,000 shares of Common Stock. The total number of shares of Common Stock registered under this Registration Statement and under the Prior Form S-8s equals 15,600,000 shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, filed with the Commission by the Company, are incorporated by reference in this Registration Statement as of their respective dates:

A.	The Company’s Annual Report on Form 10-K filed on February 23, 2015 (File No. 001-10235), for the fiscal year ended December 31, 2014.

B.	The Company’s Proxy Statement (File No. 001-10235), filed on March 2, 2015.

C.	All other reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2014.

All documents subsequently filed by the Company or by the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their dates of filing; except as to any portion of any current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement is deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities

Not required to be filed with this Registration Statement.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 of the DGCL further provides that a corporation similarly shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Article VIII of the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation further provides that if the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of the directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the amended DGCL. The Certificate of Incorporation further provides that, in addition to the limitation on the personal liability of directors provided therein, the Company shall, to the fullest extent permitted by the DGCL: (x) indemnify its officers and directors and (y) advance expenses incurred by such officers or directors in relation to any action, suit or proceeding.

Article XII, Section 12.1 of the Amended and Restated Bylaws (the “Bylaws”) of the Company provides that the Company shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while serving as a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Article XII, Section 12.3 of the Bylaws, the Company shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors, or any duly authorized committee thereof.

In addition, Article XII, Section 12.2 of the Bylaws of the Company provides that the Company shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under the Bylaws or otherwise.

If a claim for indemnification or advancement of expenses under Article XII of the Bylaws is not paid in full by the Company within thirty days after a written claim therefore by the Covered Person has been received by the Company, Article XII, Section 12.3 of the Bylaws provides that the Covered Person file suit to recover the unpaid amount of the claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by applicable law. Article XII, Section 12.3 of the Bylaws further provides that in any such action, the Company shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses. Furthermore, the rights conferred on a Covered Person by Article XII of the Bylaws are not exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, the Certificate of Incorporation, the Bylaws, or any agreement, vote of stockholders or disinterested directors or otherwise.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit No.	Description of Exhibit

4.1	Restated Certificate of Incorporation of IDEX Corporation (incorporated by reference to Exhibit No. 3.1 to the Registration Statement on Form S-1 of IDEX, et al., Registration No. 33-21205, as filed on April 21, 1988)

4.2	Amendment to Restated Certificate of Incorporation of IDEX Corporation (incorporated by reference to Exhibit No. 3.1 (a) to the Quarterly Report of IDEX on Form 10-Q for the quarter ended March 31, 1996, Commission File No. 1-10235)

4.3	Amendment to Restated Certificate of Incorporation of IDEX Corporation (incorporated by reference to Exhibit No. 3.1 (b) to the Current Report of IDEX on Form 8-K March 24, 2005, Commission File No. 1-10235)

4.4	Amended and Restated Bylaws of IDEX Corporation (incorporated by reference to Exhibit No. 3.1 to the Current Report of IDEX on Form 8-K filed November 14, 2011, Commission File No. 1-10235)

4.5	Second Amended and Restated IDEX Corporation Incentive Award Plan (incorporated by reference to Appendix A of the definitive Proxy Statement of the Company on Schedule 14A, filed on March 2, 2015)

5.1	Opinion of Latham & Watkins

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Latham & Watkins (contained in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

Item 9. Undertakings

Not required to be filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lake Forest, state of Illinois, on this 29th day of July, 2015.

IDEX CORPORATION

By:	/s/ Heath A. Mitts
Heath A. Mitts Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew K. Silvernail, Heath A. Mitts and Frank J. Notaro, or either of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and reimbursement, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities with the Company and on the dates indicated.

Signature	Title	Date

/s/ Andrew K. Silvernail Andrew K. Silvernail	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 29, 2015

/s/ Heath A. Mitts Heath A. Mitts	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 29, 2015

/s/ Michael J. Yates Michael J. Yates	Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 29, 2015

/s/ William M. Cook William M. Cook	Director	July 29, 2015

Signature	Title	Date

/s/ Gregory F. Milzcik Gregory F. Milzcik	Director	July 29, 2015

/s/ Ernest J. Mrozek Ernest J. Mrozek	Director	July 29, 2015

/s/ David C. Parry David C. Parry	Director	July 29, 2015

/s/ Livingston L. Satterthwaite Livingston L. Satterthwaite	Director	July 29, 2015

/s/ Cynthia J. Warner Cynthia J. Warner	Director	July 29, 2015

EXHIBIT INDEX

IDEX CORPORATION

Exhibit No.	Description of Exhibit

4.1	Restated Certificate of Incorporation of IDEX Corporation (incorporated by reference to Exhibit No. 3.1 to the Registration Statement on Form S-1 of IDEX, et al., Registration No. 33-21205, as filed on April 21, 1988)

4.2	Amendment to Restated Certificate of Incorporation of IDEX Corporation (incorporated by reference to Exhibit No. 3.1 (a) to the Quarterly Report of IDEX on Form 10-Q for the quarter ended March 31, 1996, Commission File No. 1-10235)

4.3	Amendment to Restated Certificate of Incorporation of IDEX Corporation (incorporated by reference to Exhibit No. 3.1 (b) to the Current Report of IDEX on Form 8-K March 24, 2005, Commission File No. 1-10235)

4.4	Amended and Restated By-Laws of IDEX Corporation (incorporated by reference to Exhibit No. 3.1 to the Current Report of IDEX on Form 8-K filed November 14, 2011, Commission File No. 1-10235)

4.5	Second Amended and Restated IDEX Corporation Incentive Award Plan (incorporated by reference to Appendix A of the definitive Proxy Statement of the Company on Schedule 14A, filed on March 2, 2015)

5.1	Opinion of Latham & Watkins

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Latham & Watkins (contained in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)